UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2010

CHINA GREEN MATERIAL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-15683	88-0381646
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27F (Changqing Building)
172 Zhongshan Road
Harbin City, China 150040
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 00-86-451-82695957

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act.

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 9, 2010, the Board of Directors (the “Board”) of China Green Material Technologies, Inc., a Nevada corporation (the “Company”) adopted Amended and Restated By-laws (as amended and restated, the “By-laws”), to be effective immediately.  The By-laws have been amended and restated in their entirety to conform to certain terminology and provisions of Chapter 78 of the Nevada Revised Statutes applicable to the Company.

The By-laws reflect amendments that, among other things, (i) revise the content of notices of annual and special meetings of stockholders of the Company; (ii) provide that no stockholder proxy shall be valid after the expiration of six months from the date thereof, unless otherwise provided in the proxy, which may not exceed seven years; (iii) provide that any director may be removed from office by the vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote; and (iv) provide that vacancies in the Board may be filled by a majority of the remaining directors, though less than a quorum. The By-laws also include certain provisions regarding the form of stock certificates and uncertificated shares of stock of the Company, if any, and certain provisions regarding transfers of stock of the Company.

In addition to the above, the By-laws reflect certain immaterial changes, conforming changes and other technical edits and updates.

The foregoing description of the By-laws does not purport to be complete and is qualified in its entirety by reference to the full text of the By-laws filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.05.      Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

    On April 9, 2010, the Board of the Company adopted an amended and restated Code of Business Conduct & Ethics for Members of the Board of Directors and Executive Officers (the “Code of Ethics”), to be effectively immediately.  The Code of Ethics applies to each director and executive officer of the Company. The following is a general summary of certain amendments of the Code of Ethics:

(i)      directors and executive officers shall promptly report, in accordance with the applicable procedures set forth in the Code of Ethics, the occurrence of any act which is prohibited under the Code of Ethics;

(ii)     the Board or the Nominating & Corporate Governance Committee, if any, will review and investigate any such reported alleged prohibited act and appropriate remedial or disciplinary action will be taken;

(iii)    the business of the Company must be conducted honestly and according to the highest standards of integrity, ethics and fair dealing, with due regard for applicable laws;

(iv)     each director and executive officer must avoid conflicts and the appearance of conflicts of interest that conflict with the interests of the Company or that divide his or her loyalty to the Company;

(v)      each director and executive officer is responsible for ensuring the full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the Securities and Exchange Commission and in other public communications made by the Company;

(vi)     each director and executive officer shall maintain the confidentiality of material non-public information about the Company, except when disclosure is authorized or legally mandated, and shall not purchase or sell the Company’s common stock or other securities on the basis of such information; and

(vii)   directors and executive officers shall not use the Company’s funds, assets and information to pursue personal opportunities or gain.

The foregoing description of the Code of Ethics does not purport to be complete and is qualified in its entirety by reference to the full text of the Code of Ethics filed as Exhibit 14.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.        Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

	3.1	Amended and Restated By-laws of China Green Material Technologies, Inc.
	14.1	Code of Business Conduct & Ethics for Members of the Board of Directors and Executive Officers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA GREEN MATERIAL TECHNOLOGIES, INC.

Date: April 12, 2010	By:	/s/ Zhonghao Su
Zhonghao Su
Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

3.1	Amended and Restated By-laws of China Green Material Technologies, Inc.
14.1	Code of Business Conduct & Ethics for Members of the Board of Directors and Executive Officers